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                                                                     EXHIBIT 5.1

                       [HAYNES AND BOONE, LLP LETTERHEAD]

                                 October 1, 1999

Toreador Royalty Corporation
4809 Cole Avenue
Suite 108
Dallas, Texas  75205

Re:      Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Toreador Royalty Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 295,000 shares (the "Shares") of the Company's Common Stock, par value $.15625 per share, for issuance pursuant to the Company's non-qualified options granted to G. Thomas Graves III and John Mark McLaughlin (collectively, the "Options").

In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to registration of the Shares under the Securities Act.

On the basis of the foregoing, it is our opinion the Shares have been duly authorized by the Company and, when issued in accordance with the terms of the Options, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Respectfully submitted,

                                           /s/ HAYNES AND BOONE, LLP


                                           HAYNES AND BOONE, LLP